                                                                      EXHIBIT 24


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W.J. Sanders III and Robert J. Rivet, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Advanced Micro Devices, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could to in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          Signature                               Title                            Date
--------------------------------      --------------------------------------      -------

         /s/ W.J. Sanders III         Chairman of the Board and Chief              3/6/01
--------------------------------      Executive Officer                           -------
         W.J. Sanders III

         /s/ Hector de J Ruiz         Director,                                    3/5/01
--------------------------------      President and Chief Operating Officer       -------
         Hector de J. Ruiz

         /s/ Robert J. Rivet          Senior Vice President, Chief Financial      3/19/01
--------------------------------      Officer (Principal Financial Officer)       -------
         Robert J. Rivet

          /s/ Fredrich Baur           Director                                     3/1/01
--------------------------------                                                  -------
         Fredrich Baur

        /s/ Charles M. Blalack        Director                                     3/5/01
--------------------------------                                                  -------
         Charles M. Blalack

         /s/ R. Gene Brown            Director                                     3/5/01
--------------------------------                                                  -------
         R. Gene Brown

         /s/ Robert Palmer            Director                                     3/1/01
--------------------------------                                                  -------
         Robert Palmer

          /s/ Joe L. Roby             Director                                     3/6/01
--------------------------------                                                  -------
         Joe L. Roby

         /s/ Leonard Silverman        Director                                     3/2/01
--------------------------------                                                  -------
         Leonard Silverman